AGREEMENT AND GENERAL RELEASE

Agreement and General Release ("Agreement"), by and between Gerald Putnam ("Employee" or "you") and NYSE Euronext ("NYSE Euronext"), on behalf of itself and its past and/or present parent entities, subsidiaries, divisions, affiliates and related business entities, successors and assigns, assets, employee benefit plans or funds, and any of its or their respective past, present and/or future directors, officers, fiduciaries, agents, trustees, administrators, employees and assigns, whether acting on behalf of NYSE Euronext or in their individual capacities (collectively the "NYSE Euronext Persons and Entities").

    Concluding Employment. You acknowledge your separation from employment with the NYSE Euronext effective September 10, 2007 (the "Separation Date"), and that after the Separation Date you shall not represent yourself as being an employee, officer, agent or representative of NYSE Euronext for any purpose, except as otherwise provided below. The Separation Date shall be the termination date of your employment for purposes of participation in and coverage under all benefit plans and programs sponsored by or through the NYSE Euronext Persons and Entities, except as otherwise provided below.
    Company Covenants. In exchange for your waiver of claims against NYSE Euronext Persons and Entities and your compliance with the other terms and conditions of this Agreement, NYSE Euronext agrees to the following:

    a. To retain you for up to 12 months as an independent contractor/consultant ("Consultant") to NYSE Euronext, at a rate of $20,000 per month, prorated for partial months, in accordance with the terms of a separate Consulting Agreement in the form attached hereto ("Consulting Agreement").

    b. NYSE Euronext Equity Awards. Effective as of your Separation Date, you hold a Restricted Stock Unit Agreement dated February 5, 2007 (the "RSU Agreement") pursuant to which a total of 19,786 restricted stock units ("RSUs") were granted to you under the NYSE Group, Inc. ("NYSE Group") 2006 Stock Incentive Plan (the "Incentive Plan") with respect to common stock of NYSE Euronext ("Common Stock"). In addition, effective as of your Separation Date, you hold a Non-Qualified Stock Option Agreement dated February 6, 2007 (the "Non-Qualified Option Agreement") pursuant to which you were granted non-qualified stock options ("Non-Qualified Options") to purchase up to a total of 19,755 shares of Common Stock at an exercise price of $99.50 per share. As of your Separation Date, no portion of the RSUs or Non-Qualified Options have vested. In accordance with the applicable terms of the Incentive Plan, RSU Agreement and the Non-Qualified Option Agreement and subject to your compliance with the terms of the Consulting Agreement, the RSUs and Non-Qualified Options shall continue to vest during the term of the Consulting Agreement. In consideration of your entry into this Agreement and subject to your compliance with this Agreement and the Consulting Agreement, and notwithstanding anything to the contrary contained in the Incentive Plan, the RSU Agreement or Non-Qualified Option Agreement, effective September 10, 2008, the date that the Consulting Agreement will terminate ("Restriction Lapse Date"), the balance of your un-vested RSUs and Non-Qualified Options will automatically become 100% fully vested. The RSUs for which accelerated vesting has been provided shall be paid to you in fully vested, unrestricted shares of Common Stock (less shares utilized to satisfy applicable tax withholding requirements) on the first business date following the Restriction Lapse Date. In addition, in consideration of the foregoing, and conditioned upon your compliance with this Agreement and the Consulting Agreement, the period following the Restriction Lapse Date in which all Non-Qualified Options that are vested and outstanding as of the Restriction Lapse Date shall remain exercisable shall be extended from 30 days to 90 days. The execution of this Agreement by the parties hereto shall constitute an amendment to each of RSU Agreement and to Non-Qualified Option Agreement in the manner described herein.

    c. Legacy Equity Awards. Effective as of your Separation Date, you hold Non-Qualified Stock Option Agreements dated November 18, 2003, August 12, 2004 and March 16, 2005 (each, a "Legacy Agreement" and together, the "Legacy Agreements") that evidence the grant of certain Non-Qualified Options ("Legacy Options") granted under the Archipelago Holdings, LLC ("Arca") 2003 Long-Term Incentive Plan and the Archipelago Holdings, LLC 2004 Stock Incentive Plan ("Arca Plans") that have been converted into options to purchase Common Stock in the amounts and at the exercise prices set forth in Appendix A to this Agreement. As of your Separation Date, the portion of the options specified in Appendix A that are held under each Legacy Agreement are un-vested and, pursuant to the terms of each Legacy Agreement would automatically terminate upon your termination of employment. In consideration of your entry into this Agreement and notwithstanding anything to the contrary contained in the Legacy Plans or the Legacy Agreements, all un-vested Legacy Options shall automatically become fully vested and exercisable effective as of your Separation Date and all Legacy Options (including those that vested prior to your Separation Date) shall remain exercisable for a period of 180 days following your Separation Date provided you continue to comply with the requirements of this Agreement and the Consulting Agreement. The execution of this Agreement by the parties hereto shall constitute an amendment to each Legacy Agreement in the manner described herein.

    Acknowledgement. You acknowledge and agree that the payments and other benefits provided pursuant to this Agreement: (i) are in full discharge of any and all liabilities and obligations of NYSE Euronext to you, monetarily or with respect to employee benefits or otherwise, including but not limited to any and all obligations arising under any alleged written or oral employment agreement, policy, plan or procedure of NYSE Euronext and/or any alleged understanding or arrangement between you and NYSE Euronext; and (ii) exceed any payment, benefit, or other thing of value to which you might otherwise be entitled under any policy, plan or procedure of NYSE Euronext and/or any agreement between you and NYSE Euronext.
    Non-Disparagement. You agree that you will not disparage or encourage or induce others to disparage any of the NYSE Euronext Persons and Entities. For the purposes of this Agreement, the term "disparage" includes, without limitation, comments or statements to the press and/or media, the NYSE Euronext Persons and Entities, or to any individual or entity with whom any of the NYSE Euronext Persons and Entities has a business relationship, which would adversely affect in any manner (i) the conduct of the business of any of the NYSE Euronext Persons and Entities (including, without limitation, any business plans or prospects) or (ii) the business reputation of the NYSE Euronext Persons and Entities. NYSE Euronext agrees that it and its Chief Executive Officer will refrain from making any public statements, intended to disparage or otherwise damage your reputation.
    Cooperation. a. You agree that you will cooperate with NYSE Euronext and/or the NYSE Euronext Persons and Entities and its or their respective counsel in connection with any investigation, administrative proceeding or litigation relating to any matter that occurred during your employment in which you were involved or of which you have knowledge. In conjunction with your compliance with this subparagraph, you agree to make yourself available upon reasonable advance notice, and shall be reimbursed for reasonable out-of-pocket expenses necessarily incurred with NYSE Euronext's prior consent, except as such expenses relate to your agreement to indemnify the NYSE Euronext Persons and Entities as referred to in paragraph 16.

    b. You agree that, in the event you are subpoenaed by any person or entity (including, but not limited to, any government agency) to give testimony (in a deposition, court proceeding or otherwise) which in any way relates to your employment by NYSE Euronext and/or the NYSE Euronext Persons and Entities, you will give prompt notice of such request to Ms. Dale B. Bernstein, Executive Vice President, NYSE Euronext, 11 Wall Street, New York, New York 10005 (or her successor or designee) and will make no disclosure until NYSE Euronext and/or the NYSE Euronext Persons and Entities have had a reasonable opportunity to contest the right of the requesting person or entity to such disclosure.

    Confidentiality. The terms and conditions of this Agreement are and shall be deemed to be confidential, and shall not be disclosed by you to any person or entity without the prior written consent of NYSE Euronext, except if required by law, and to your accountants, attorneys and/or immediate family, provided that, to the maximum extent permitted by applicable law, rule, code or regulation, they agree to maintain the confidentiality of the Agreement. You further represent that you have not disclosed the terms and conditions of the Agreement to anyone other than your attorneys, accountants and/or immediate family.
    Confidential Information. You acknowledge that during the course of your employment with NYSE Euronext and/or any of the NYSE Euronext Persons and Entities, and as Consultant, you have had and will have access to Confidential Information (as defined below). You agree not to disclose or directly or indirectly use such Confidential Information at any time in the future, except if authorized by NYSE Euronext in writing or if required in connection with your role as Consultant or in connection with a subpoena or other legal process or investigation by any governmental or regulatory agency.
    "Confidential Information" means (i) any work performed for NYSE Euronext or the NYSE Euronext Persons and Entities (including, but not limited to, Archipelago Holdings, Inc. and its predecessors), drafts thereof, or communications with respect thereto; (ii) any business plans, financial information, compensation plans, regulatory information, inventions, marketing research and strategies, methods, designs, software, drawings, formulae, products, processes, compositions, data, code, trade secrets, business methods, know-how, intellectual property, business strategies, operating procedures or other information of NYSE Euronext, any "NYSE Euronext Affiliate" (which term means any partnership or joint venture of which NYSE Euronext is a part, or any subsidiary, parent or affiliated corporation of NYSE Euronext), or any company whose securities are traded on facilities of NYSE Euronext, obtained in connection with the performance of your employment with NYSE Euronext or as Consultant; (iii) any personally identifiable information protected from disclosure under any law, rule or ordinance, (iv) any information identified by NYSE Euronext to you as confidential; (v) any information of NYSE Euronext or any NYSE Euronext Affiliate which you know or reasonably should have known to be confidential; or (vi) any information of NYSE Euronext or any NYSE Euronext Affiliate of a type or character that a reasonable person would regard as confidential. You further acknowledge and agree that the foregoing Confidential Information is the sole property of NYSE Euronext and/or the NYSE Euronext Persons and Entities, as applicable, and that such information has trade secret status; accordingly, you agree that you will not use the Confidential Information for yourself or others or in any manner other than as may be required in the execution of your obligations to NYSE Euronext under this Agreement and/or the Consulting Agreement.
    Confidential Information shall not include any information which (i) is or becomes publicly known through no breach of any confidentiality obligation by you; or (ii) is approved for release by written authorization of NYSE Euronext.
    In the event that you are requested pursuant to, or required by, applicable law or regulation of any governmental entity, or legal process to disclose any Confidential Information, you will notify NYSE Euronext promptly so that NYSE Euronext may seek a protective order or other appropriate remedy, and you will cooperate fully with NYSE Euronext in protecting Confidential Information to the extent possible under applicable law. In the event that no such protective order or other remedy is obtained, or that NYSE Euronext does not waive compliance with the terms hereof applicable to such disclosure, NYSE Euronext nonetheless shall be deemed to consent to the disclosure of, and you will furnish, only that portion of the Confidential Information which you are legally required to disclose and you agrees to exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the information so disclosed.
    The foregoing obligations are in addition to, and not in limitation of, any obligations of confidentiality or other obligations arising out of your employment by NYSE Euronext or any such obligations under NYSE Euronext's Officers' and Employees' Statement of Business Conduct and Ethics, and NYSE Euronext's Statement of Business Conduct and Ethics for Non-NYSE Euronext Personnel (the "Non-Employee Ethics Policy"), including, but not limited to any obligations incumbent upon Consultant as a former Section 16(b) executive.
    Non-Solicitation and Non-Competition. You agree that for the period of time that you are acting as a Consultant to NYSE Euronext and for the 12-month period of time following the termination of your consultancy with NYSE Euronext, but in any event no earlier than September 10, 2009, you will not, without the prior written consent of the CEO of the NYSE Euronext (which consent shall not be unreasonably withheld or delayed), directly or indirectly:

    a. own, control, manage, loan money to, represent, render any service or advice to or act as an officer, director, employee, agent, representative, partner or independent contractor of any securities exchange, "ECN," or other such entity whose principal business materially competes with the businesses of NYSE Euronext Persons and Entities as in effect prior to or during your consultancy ("Competitive Activities"); provided, however, that the foregoing shall not prohibit you from passive ownership of securities in any publicly traded company that is engaged in any such business as long as you do not own more than five percent (5%) or more of any class of the equity securities of such company.

    b. Solicit, induce, influence, encourage, or attempt to solicit, induce, influence or encourage, either directly or indirectly, any person employed by the NYSE Euronext Persons and Entities to terminate his or her employment relationship with the NYSE Euronext Persons and Entities or hire or employ or engage any such person or otherwise interfere with any such person's employment by or association with the NYSE Euronext Persons and Entities;

    c. Induce, influence, encourage, or attempt to induce, influence or encourage, either directly or indirectly, any third party to terminate such party's business relationship with the NYSE Euronext Persons and Entities or otherwise interfere with any business or contractual relationship of NYSE Euronext Persons and Entities; or

    d. Take any other action reasonably intended to be detrimental to the relationship of NYSE Euronext Persons and Entities with its employees, customers, vendors, or suppliers.

    e. Serve as a board member on any board of directors of any company engaged in Competitive Activities.

    In addition, Section 8 of your Employment Agreement with Arca dated as of December 19, 2001, and as subsequently amended ("Employment Agreement"), which provides for certain restrictive covenants to apply to you following your termination of employment are hereby incorporated by reference into this Agreement.

    Release. a. In consideration for the benefits provided to you pursuant to paragraph 2 of this Agreement, you, for yourself and for your heirs, executors, administrators, trustees, legal representatives and assigns (hereinafter referred to collectively as "Releasors"), forever release and discharge the NYSE Euronext Persons and Entities from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever, whether known or unknown, which you ever had, now have, or may have against any of the NYSE Euronext Persons and Entities by reason of any act, omission, transaction, practice, plan, policy, procedure, conduct, occurrence, or other matter up to and including the date on which you sign this Agreement.

    b. Without limiting the generality of the foregoing, this Agreement is intended to and shall release the NYSE Euronext Persons and Entities from any and all claims, whether known or unknown, which Releasors ever had, now have, or may have against the NYSE Euronext Persons and Entities arising out of your employment and/or your separation from that employment, including, but not limited to: (i) any claim under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974 (excluding claims for accrued, vested benefits under any employee benefit or pension plan of the NYSE Euronext Persons and Entities subject to the terms and conditions of such plan and applicable law), and the Family and Medical Leave Act; (ii) any claim under the New York State Human Rights Law, the New York City Administrative Code; (iii) any claim under the Illinois Human Rights Act, the Chicago Human Rights Ordinance, the Cook County Human Rights Ordinance, the Illinois Personnel Code, and the Illinois Whistleblower Act; (iv) any other claim (whether based on federal, state, or local law, statutory or decisional) relating to or arising out of your employment, the terms and conditions of such employment, the termination of such employment, and/or any of the events relating directly or indirectly to or surrounding the termination of that employment, including but not limited to breach of contract (express or implied), wrongful discharge, detrimental reliance, defamation, emotional distress or compensatory or punitive damages; and (v) any claim for attorneys' fees, costs, disbursements and/or the like. Nothing in this Agreement shall be deemed to be or operate as a waiver or release of: (i) any accrued or vested benefits subject to the terms of applicable NYSE Euronext benefit plans, (ii) rights to indemnification under the NYSE Euronext charter or bylaws or under any NYSE Euronext agreements applicable to you, including but not limited to, the Amended and Restated Agreement and Plan of Merger applicable to the merger of Arca and the NYSE; (iii) rights under this Agreement (or any agreement referenced herein) or (iv) claims that may arise after the date that you sign this Agreement.

    Waiver of Relief. You acknowledge and agree that by virtue of the foregoing, you have waived any relief available to you (including without limitation, monetary damages, equitable relief and reinstatement) under any of the claims and/or causes of action waived in paragraph 4. Therefore you agree that you will not accept any award or settlement from any source or proceeding (including but not limited to any proceeding brought by any other person or by any government agency) with respect to any claim or right waived in this Agreement.
    Return of Property. You represent that you have returned (or will return) to NYSE Euronext all property belonging to NYSE Euronext and/or the NYSE Euronext Persons and Entities except as otherwise necessary and authorized for your responsibilities as a Consultant, including but not limited to documents in any form, presentations, files, lists, books, laptop, cell phone, beeper, keys, card access to the building and office floors, Employee Handbook, phone card, rolodex (if provided by NYSE Euronext and/or the NYSE Euronext Persons and Entities), computer user name and password, disks and/or voicemail code. You further acknowledge and agree that NYSE Euronext shall have no obligation to make the payment(s) and provide the benefits referred to in paragraph 2 above unless and until you have satisfied all your obligations pursuant to this paragraph.
    Severability. If any provision of this Agreement is held by a court of competent jurisdiction or arbitrator to be illegal, void or unenforceable, such provision shall have no effect; however, the remaining provisions shall be enforced to the maximum extent possible. Further, if a court or arbitrator should determine that any portion of this Agreement is overbroad or unreasonable, such provision shall be given effect to the maximum extent possible by narrowing or enforcing in part that aspect of the provision found overbroad or unreasonable. Additionally, you agree that any breach of paragraphs 4, 5, 6, 7, 8, 9, 10, and/or 11 of this Agreement by you shall constitute a material breach of this Agreement as to which NYSE Euronext may seek all relief available under the law or at equity.
    Miscellaneous. a. This Agreement is not intended, and shall not be construed, as an admission that any of the NYSE Euronext Persons and Entities has violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract or committed any wrong whatsoever against you.

    b. Should any provision of this Agreement require interpretation or construction, it is agreed by the parties that the entity interpreting or construing this Agreement shall not apply a presumption against one party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the document.

    Assignment. This Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns.
    Governing Law; Arbitration. a. This Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflicts of law.

    b. With the exception of a claim for injunctive relief, for which jurisdiction shall be reserved in the federal and/or state courts in New York County and with respect to which the parties consent to personal jurisdiction, any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration before a single arbitrator, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (the "AAA") then in effect. The decision of the arbitrator shall be final and binding on the parties hereto and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. To the extent permitted by law, the prevailing party will be entitled to all reasonable attorneys' fees and costs incurred in such arbitration.

    Entire Agreement. You understand that this Agreement sets forth the whole of the agreement between the parties with respect to the subject matter hereof and supersedes any other discussions, representations and agreements with respect to the subject matter hereof, except with respect to the NYSE Euronext Consulting Services Agreement dated September 10, 2007, the RSU Agreement, the Non-Qualified Option Agreement, the Legacy Agreements, and Sections 7 (280G gross-up), 8 (non-compete, non-solicitation and confidentiality), 10 (dispute resolution with respect to matters under the Employment Agreement) and 11(d) (tax-withholding) of the Employment Agreement, and any prior agreement by you to indemnify the NYSE Euronext Persons and Entities in connection with any litigation in which you or any entity controlled by you is named as a defendant, each of which shall continue in full force and effect as if, in each instance, such provisions were fully set forth herein, and shall not be superseded except as otherwise modified herein. No other promises or agreements shall be binding unless in writing and signed by both NYSE Euronext and you after the Effective Date of this Agreement.
    Voluntary Agreement. You acknowledge that you: (a) have carefully read this Agreement in its entirety; (b) have had 21 days to consider their terms; (c) are hereby advised by NYSE Euronext in writing to consult with an attorney of your choosing in connection with this Agreement; (d) fully understand the significance of all of the terms and conditions of this Agreement and have discussed them with your independent legal counsel, or had a reasonable opportunity to do so; (e) have had answered to your satisfaction any questions you have asked with regard to the meaning and significance of any of the provisions of this Agreement; and (f) are signing this Agreement voluntarily and of your own free will and agree to abide by all the terms and conditions contained herein.
    Acceptance. You may accept this Agreement by signing it and returning it to Ms. Dale B. Bernstein, Executive Vice President, NYSE Euronext, 11 Wall Street, New York, New York 10005, within 21 days of your receipt of this Agreement. After executing this Agreement, you shall have seven (7) days (the "Revocation Period") to revoke it by indicating your desire to do so in writing delivered to Ms. Dale B. Bernstein at the address above by no later than 5:00 p.m. on the seventh (7th) day after the date you sign this Agreement. The effective date of this Agreement shall be the eighth (8th) day after you sign it (the "Effective Date"). If the last day of the Revocation Period falls on a Saturday, Sunday or holiday, the last day of the Revocation Period will be deemed to be the next business day. In the event you do not accept this Agreement as set forth above, or in the event you revoke this Agreement during the Revocation Period, this Agreement, including but not limited to the obligation of NYSE Euronext to provide payments and benefits set forth in paragraph 2 of this Agreement, shall be deemed automatically null and void.
    Headings and Captions. The headings and captions herein are provided for reference and convenience only. They shall not be considered part of the Agreement and shall not be employed in the construction of the Agreement.

Signature: _/s/ Gerald Putnam______ Date: _September 17, 2007_

Gerald Putnam

STATE OF _____________ )

) ss.:

COUNTY OF ___________ )

On this 17 day of September, 2007, before me personally came Gerald Putnam, to me known and known to me to be the person described and who executed the foregoing Agreement, and he duly acknowledged to me that he executed the same.

__________________________

Notary Public

NYSE EURONEXT

BY:___/s/ Dale B. Bernstein___ DATE:_/s/ September 17, 2007_

APPENDIX A

Gerald Putnam - Legacy Option Awards

Compiled and Dated As of 8/16/07
Grant Date	Type	Shares	Price	Exercised	Vested	Un-vested*	Vesting Amt-Date
11/18/03	NQSO	222,222	$13.41	0	208,334	13,888	13,888 -11/17/07

8/12/04	NQSO	316,666	$11.50	0	296,875	19,792	19,792 - 8/12/08

3/16/05	NQSO	55,700	$19,30	0	48,737	6,963	3,481-3/16/08 3,482 - 3/16/09

* Pursuant to, and in accordance with, paragraph 2c. of the Separation Agreement, the un-vested options shown above will vest effective as of the Separation Date.